EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     The AMENDMENT TO THE EMPLOYMENT AGREEMENT dated as of September 24, 2008 (the “Amendment”), by and between Fremont General Corporation (the “Parent”), Fremont Reorganizing Corporation (formerly known as Fremont Investment & Loan) (for purposes of the Amendment, the “Bank”), an indirect wholly-owned subsidiary of the Parent (the Parent and the Bank will be referred to collectively herein as the “Company”), and Richard A. Sanchez (“Executive”).
     WHEREAS, the parties entered into an Employment Agreement, dated as of November 9, 2007 (the “Employment Agreement”);
     WHEREAS, the parties hereto wish to modify and amend the Employment Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendments to the Employment Agreement. Sections 2, 3, and 4(a) of the Employment Agreement are hereby amended and restated in their entirety to read as follows:
     2. The Position. The Executive agrees to be employed as Interim President and Interim Chief Executive Officer, to serve until a suitable replacement is duly appointed, of Parent and Bank, commencing as of October 1, 2008. The Executive shall be based at the Company’s headquarters in Brea, California or as otherwise determined by the parties. Notwithstanding the foregoing the Company understands and agrees that Executive may from time to time physically render services from an alternative location; provided, however, that the Executive will generally work out of the Company’s offices.
     3. Duties. During his employment with the Company, Executive will serve the Company and its affiliates faithfully, diligently and to the best of his ability and will devote as much of his business time, energy, experience and talents as is necessary to perform his duties hereunder. During his employment with the Company, Executive shall perform all duties and accept all responsibilities incident to his position as Interim President and Interim Chief Executive Officer of the Company as may be reasonably assigned to him from time to time by the Parent’s Board of Directors (the “Board”). Executive shall also be subject to and shall abide by all policies and procedures of the Company, except to the extent that such policies and procedures conflict with the other provisions of this Agreement, in which case this Agreement shall control.
     4. Compensation.
     (a) Base Salary. During the Term (as defined in Section 5 hereof), the Company shall pay Executive a base salary (the “Base Salary”), payable in equal biweekly installments, according to the Bank’s normal payroll practices, at an annual rate of Six Hundred Thousand dollars ($600,000), less all applicable federal, state and/or local taxes and all other authorized payroll deductions. Thereafter, Executive’s Base Salary will be subject to an approximately annual review, and increases (but not reductions, except for reductions made to the Company’s executives generally) may be made to Executive’s Base Salary at any time based upon the review by Parent’s Board of Directors (“Board”) of Executive’s performance and the performance of the Company.

     2. Restricted Shares. The parties acknowledge that as of the date hereof, the restricted share award granted to Executive pursuant to Section 4(c) of the Employment Agreement has fully vested and the shares are owned by the Executive.
     3. Miscellaneous.
          (a) The Employment Agreement is incorporated herein by reference.
          (b) Except as otherwise set forth herein, the Employment Agreement, as amended hereby, shall remain in full force and effect and the parties shall have all the rights and remedies provided thereunder with the same force and effect as if the Employment Agreement were restated herein in its entirety.
          (c) The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective executors, heirs, personal representatives, successors and assigns.
          (d) This Amendment may be executed and delivered in several counterparts with the intention that all such counterparts, when taken together, constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FREMONT GENERAL CORPORATION
By:	/s/ David S. DePillo
	Name:	David S. DePillo
	Title:	Vice Chairman & President

FREMONT REORGANIZING CORPORATION (formerly, Fremont Investment & Loan)
By:	/s/ David S. DePillo
	Name:	David S. DePillo
	Title:	Vice Chairman & President

EXECUTIVE
/s/ Richard A. Sanchez
Richard A. Sanchez

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